Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in this Post Effective Amendment No. 1 to Form S-1 Registration Statement of SolarWindow Technologies, Inc. (the “Registration Statement”) filed under the Securities Act of 1933, of our report dated November 20, 2024, with respect to our audit of the consolidated financial statements of SolarWindow Technologies, Inc. as of August 31, 2024 and 2023, and for each of the two years in the period ended August 31, 2024, originally appearing in the Annual Report on Form 10-K of SolarWindow Technologies, Inc. for the year ended August 31, 2024. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

New York, New York

March 27, 2025

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PKF O’CONNOR DAVIES, LLP
245 Park Avenue, New York, NY 10167 I Tel: 212.867.8000 or 212.286.2600 I Fax: 212.286.4080 I www.pkfod.com

PKF O’Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.